UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2010

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 8, 2010, we held our annual meeting of stockholders for the purpose of acting on the following two proposals properly brought before the meeting:

(1)  electing the following individuals to our board of directors: Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe; and

(2) ratifying the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2010.

Election of Directors

All of the director nominees were elected. The number of votes cast for and votes withheld for each of the director nominees were as follows:

Name	Votes For	Votes Withheld
Scott D. Peters	86,924,133	6,569,517
W. Bradley Blair, II	86,930,290	6,563,359
Maurice J. DeWald	86,944,553	6,549,096
Warren D. Fix	86,927,349	6,566,300
Larry L. Mathis	86,984,202	6,509,447
Gary T. Wescombe	86,909,601	6,584,048

Ratification of Auditors

Deloitte & Touche LLP was ratified as our independent registered public accounting firm for 2010. The number of votes cast for, the votes cast against and votes abstaining were as follows:

Proposal	Votes For	Votes Against	Abstentions
Ratification of Deloitte & Touche LLP	85,720,896	937,454	6,835,300

Item 8.01. Other Events.

On December 8, 2010, we adjourned our annual meeting of stockholders with respect to the six proposals to amend certain provisions of our charter. The reconvened annual meeting of stockholders will be held on December 20, 2010 at 9:00 a.m. local time, at The Westin Kierland Resort & Spa, 6902 East Greenway Parkway, Scottsdale, Arizona 85254. Valid proxies submitted prior to the December 8, 2010 meeting will continue to be valid for purposes of the December 20, 2010 meeting, unless properly changed or revoked prior to the vote being taken at the December 20, 2010 meeting. The record date of October 8, 2010 will remain the same for the reconvened meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

December 14, 2010	By:	Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President